UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K

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                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report: January 10, 2006
                  Date of earliest event reported: December 31, 2005

                            NOVA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



          NEVADA                        333-82608                 95-4756822
----------------------------           -----------            ---------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)



             1005 Terminal Way, Suite 110, Reno, NV         89502-2179
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code: (775) 324-8531


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))








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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Registrant has entered into an agreement with Wankel AG of Germany for Wankel to provide rotary engines and collaborative research and technology for the Registrant's engine division.

The agreement calls for Wankel to provide up to 200 complete engines, with an initial delivery of engines scheduled for January 2006. In addition to completed engines, Wankel is required to provide 200 complete casting part sets for the engines. Wankel will supply a full set of patterns for its 407 and 814cc engines, which the Registrant intends to manufacture under the name "Xtreme Wankel" through Xtreme Engines, Inc., the wholly-owned subsidiary of the Registrant's wholly-owned subsidiary, Aqua Xtremes, Inc.

As part of the agreement to provide the rotary engines, Wankel will enter into a consulting agreement with the Registrant, through, Aqua Xtremes, Inc., with respect to the maintenance of the existing engines and the development of the next generation of rotary engines.

Upon the signing of the consulting agreement, a copy will be filed with the Registrant's next periodic report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.     DESCRIPTION

   10.1         Wankel AG Agreement effective December 31, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Nova Communications Ltd.

                                             By: /s/ ARTHUR N. ROBINS
                                                --------------------------------
                                                 Chief Executive Officer
Dated: January 10, 2006